EXHIBIT 21.1

Note: Korn Ferry or one of its Subsidiaries has 100% ownership of the Subsidiaries listed below, except for Agensi Pekerjaan Korn Ferry (49%), Korn Ferry Mexico, S.C. (49%), Hay Group S.C. and Hay Group CR S.R.L. are wholly owned subsidiaries of Korn Ferry Mexico, S.C.

Subsidiaries		Jurisdiction
1.	Korn Ferry International S.A.	Argentina
2.	Hay Argentina S.A.	Argentina
3.	Korn Ferry Futurestep Argentina S.R.L.	Argentina
4.	AchieveForum (AUS) Pty Ltd.	Australia
5.	Futurestep (Australia) Pty Ltd	Australia
6.	Korn Ferry Hay Group Pty. Limited	Australia
7.	Korn/Ferry (AU) Pty Ltd	Australia
8.	Miller Heiman Group (ANZ) Pty Ltd.	Australia
9.	Korn Ferry (AT) GmbH	Austria
10.	WOFE Korn/Ferry International Human Capital Consulting (Beijing) Limited	Beijing, China
11.	Korn Ferry (BE) BVBA	Belgium
12.	Korn Ferry (BR) Consultores Ltda.	Brazil
13.	Korn Ferry Bulgaria EOOD	Bulgaria
14.	AchieveForum (Canada) Inc.	Canada
15.	Korn Ferry (CA) Ltd.	Canada
16.	TwentyEighty Strategy Execution, Inc.	Canada
17.	Hay Group Ltda	Chile
18.	Korn Ferry International S.A.	Chile
19.	Boca Enterprise Management (Shanghai) Co. Ltd	China
20.	Futurestep (Shanghai) Talent Consulting Company Limited	China
21.	Hay Group Co., Ltd.	China
22.	Korn/Ferry (Shanghai) Human Capital Consulting Company Limited	China
23.	Hay Group Ltda.	Colombia
24.	Korn/Ferry International – Colombia	Colombia
25.	Korn Ferry CR S.R.L.	Costa Rica
26.	Korn Ferry s.r.o.	Czech Republic
27.	Futurestep (Danmark) ApS	Denmark
28.	Korn Ferry (DK) A/S	Denmark
29.	Korn Ferry (FI) Oy	Finland
30.	Korn/Ferry International Oy	Finland
31.	KF France SARL	France
32.	Korn Ferry (FR) SARL	France
33.	Miller Heiman Group (France) SAS	France
34.	Korn Ferry (DE) GmbH	Germany
35.	Miller Heiman Europe Gmbh	Germany
36.	TwentyEighty Strategy Execution (Germany) GmbH	Germany
37.	Hay Group S.A.	Greece
38.	Korn/Ferry International S.A.	Greece
39.	Guangzhou Korn/Ferry Human Capital Company Ltd.	Guangzhou, China
40.	Korn Ferry (H.K.) Limited	Hong Kong

Subsidiaries		Jurisdiction
41.	Korn Ferry RPOPS (Hong Kong) Ltd.	Hong Kong
42.	Hay Group Management Consultants Ltd.	Hungary
43.	Korn/Ferry International Budapest Individual Consulting and Service Ltd.	Hungary
44.	PDI Hungary, Kft.	Hungary
45.	ESI Performance Improvement Private Limited	India
46.	Futurestep Recruitment Services Private Limited.	India
47.	Hay Consultants India Private Ltd.	India
48.	Korn/Ferry International Private Limited	India
49.	Personnel Decisions International India Pvt. Limited	India
50.	Talent Q India Private Ltd.	India
51.	PT Hay Group	Indonesia
52.	PT. Korn/Ferry International	Indonesia
53.	Hay Management Consultants Ireland Ltd.	Ireland
54.	Korn Ferry (IE) Limited	Ireland
55.	Korn Ferry (IT) S.R.L.	Italy
56.	Personnel Decisions International Italia SRL	Italy
57.	Korn Ferry (Japan) Ltd.	Japan
58.	Hay Group UAB	Lithuania
59.	HG (Luxembourg) S.a.r.l.	Luxembourg
60.	Korn Ferry (Luxembourg) S.A.R.L.	Luxembourg
61.	Agensi Pekerjaan Futurestep Worldwide (M) Sdn. Bhd.	Malaysia
62.	Agensi Pekerjaan Korn Ferry Sdn. Bhd.	Malaysia
63.	Hay Group Sdn. Bhd.	Malaysia
64.	Talent Q Distribution Limited	Malta
65.	Talent Q International Limited	Malta
66.	Korn/Ferry Investment India Limited (Mauritius OCB)	Mauritius
67.	Hay Group S.C.	Mexico
68.	Korn Ferry Mexico, S.C.	Mexico
69.	Hay Group Partners Holding B.V.	Netherlands
70.	Korn Ferry (NL) BV	Netherlands
71.	Korn Ferry Advisory (NL) B.V.	Netherlands
72.	Korn Ferry Investments B.V.	Netherlands
73.	Korn Ferry Management B.V.	Netherlands
74.	Korn Ferry NL91 B.V.	Netherlands
75.	Korn Ferry (NZ)	New Zealand
76.	Futurestep (Norge) AS	Norway
77.	Hay Group AS	Norway
78.	Korn Ferry A/S	Norway
79.	Hay Group S.A.	Peru
80.	Korn/Ferry International-Peru SociedadAnonima	Peru
81.	Korn Ferry Futurestep (The Philippines) Inc.	Philippines
82.	Korn Ferry (PL) Sp.z.o.o.	Poland
83.	Korn Ferry S.A.	Portugal
84.	Hay Group LLC	Qatar

Subsidiaries		Jurisdiction
85.	Korn Ferry SRL	Romania
86.	OOO Hay Group	Russia
87.	Hay Group Saudi Arabia Limited	Saudi Arabia
88.	Korn/Ferry (Shanghai) Human Capital Consulting Co., Ltd.	Shanghai, China
89.	PuDe Management Consulting (Shanghai) Co. Ltd.	Shanghai, China
90.	Boca Performance Improvement Asia Pte. Ltd	Singapore
91.	Boca Performance Solutions Asia Pte. Ltd	Singapore
92.	Korn Ferry (SG) Pte. Ltd.	Singapore
93.	Korn Ferry RPOPS (SG) Pte. Ltd.	Singapore
94.	Korn Ferry SG91 Pte. Ltd.	Singapore
95.	Miller Heiman Group (Asia) Pte. Ltd	Singapore
96.	Korn Ferry (SK) s.r.o.	Slovakia
97.	Korn Ferry (Pty) Ltd.	South Africa
98.	Hay Group Ltd.	South Korea
99.	Korn/Ferry International (Korea) Limited	South Korea
100.	Futurestep (Espana), S.L.	Spain
101.	Hay Group S.A.	Spain
102.	Korn Ferry International S.A.	Spain
103.	Hay Group AB	Sweden
104.	Korn/Ferry International AB	Sweden
105.	Personnel Decisions International Scandinavia A.B.	Sweden
106.	Korn Ferry (Schweiz) GmbH	Switzerland
107.	Korn/Ferry International (Taiwan) Co., Ltd.	Taiwan
108.	Hay Group Limited	Thailand
109.	Korn/Ferry (Thailand) Limited	Thailand
110.	Korn/Ferry International Executive Recruitment (Thailand) Ltd.	Thailand
111.	Hay Group Danismanlik Limited Sirketi	Turkey
112.	Korn/Ferry International Musavirlik Limited Sirketi	Turkey
113.	Hay Group LLC	Ukraine
114.	AchieveForum (UK) Limited	United Kingdom
115.	Boca U.K. Holding Limited	United Kingdom
116.	Boca U.K. Intermediate Holdings Ltd.	United Kingdom
117.	Futurestep (UK) Limited	United Kingdom
118.	Hay Group Intermediary Limited	United Kingdom
119.	Hay Group UK Holdings Limited	United Kingdom
120.	KFI (UK) Limited	United Kingdom
121.	KFUK Ltd.	United Kingdom
122.	Korn Ferry (UK) Limited	United Kingdom
123.	Korn Ferry GH1 Limited	United Kingdom
124.	Korn Ferry Global Holdings (UK) Limited	United Kingdom
125.	Korn Ferry Global Ventures 2 LP	United Kingdom
126.	Korn Ferry Global Ventures LP	United Kingdom
127.	Korn Ferry WHM LLP	United Kingdom
128.	Korn/Ferry International Limited	United Kingdom

Subsidiaries		Jurisdiction
129.	Miller Heiman Group (UK) Limited	United Kingdom
130.	Personnel Decisions International UK Ltd	United Kingdom
131.	Personnel Decisions International, Europe Limited	United Kingdom
132.	TwentyEighty Strategy Execution (UK) Ltd.	United Kingdom
133.	AchieveForum, Inc.	United States, Delaware
134.	Korn Ferry GP Ventures 2 LLC	United States, Delaware
135.	Miller Heiman Group, Inc.	United States, Delaware
136.	TwentyEighty Strategy Execution, Inc.	United States, Delaware
137.	Korn Ferry (US)	United States, Delaware
138.	Korn Ferry Global Holdings, Inc.	United States, Delaware
139.	Korn Ferry GP Ventures LLC	United States, Delaware
140.	Sensa Solutions, Inc.	United States, Virginia
141.	Personnel Decisions International India Corporation	United States. Minnesota
142.	Hay Group Venezuela, S.A.	Venezuela
143.	Inversiones Korn/Ferry International C.A.	Venezuela
144.	Korn/Ferry International Consultores Asociados, C.A.	Venezuela
145.	Hay Group Consulting Limited Liability	Vietnam